SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 14, 2006

TRULITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51696	20-1372858
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

Three Riverway
Suite 1050
Houston, Texas 77056
(Address of principal executive offices including Zip Code)

(713) 888-0660

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 14, 2006 management of Trulite, Inc. (the “Company”) concluded that the financial statements contained in its previously issued quarterly report on Form 10-QSB for the quarter ended June 30, 2006, should not be relied upon, and the financial statements contained in the Form 10-QSB are therefore being restated in order to make a correction to the valuation of the Company’s common stock for the purposes of accounting for stock-based compensation issued in conformity with Statement of Financial Accounting Standards No. 123R “Stock Based Compensation” as well as a correction to the cost attributable to the fair value of consulting services rendered for which the company issued common shares and warrants. The Company also made certain other insignificant changes to the format and content of the original Form 10-QSB.  The impact of the stock-based compensation modification is to increase the non-cash expense recognized in 2006.

The Management of the Company has discussed the matters disclosed in this filing with the Company’s independent registered public accounting firm.

The Company expects to file an amended Form 10-QSB for the three-month period ended June 30, 2006, on December 22, 2006.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)

Wade Stubblefield was named the Company’s Chief Financial Officer effective December 14, 2006.

Since October 2006, Mr. Stubblefield has served as Chief Financial Officer of Standard Renewable Energy Group, LLC (“SREG”). SREG wholly owns NewPoint Energy Solutions, LP (“NewPoint”), the owner of approximately 45% of the Company’s common stock. From April 2004 to October 2006, Mr. Stubblefield served as Vice President and Corporate Controller of Group 1 Automotive, Inc., a Fortune 500 automotive retailer. At the time, Group 1 Automotive's operations encompassed 95 auto dealerships concentrated in 14 geographic locations. From December 2001 to April 2004, Mr. Stubblefield served as Managing Director of Enron Wholesale and Retail Estate, where he was responsible for financial and accounting matters during post-bankruptcy operations. This organization consisted of 35 subsidiaries with 100 divisions and a net asset value of approximately $6.0 billion. From August 1999 to December 2001, Mr. Stubblefield served as Vice President of Financial Operations for Enron Energy Services, a division of Enron Corp. with total annual sales of commodity and services approaching $6 billion, total assets of approximately $4.5 billion, and approximately 7,000 employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRULITE, INC. (Registrant)

Dated: December 22, 2006	By:	/s/ Jonathan Godshall
Name: Jonathan Godshall
Title: President and Chief Executive Officer